Exhibit 10.22

Fremont 3

PLEDGE AGREEMENT

(Fremont 3)

BETWEEN

LAM RESEARCH CORPORATION

(“LRC”)

AND

BTMU CAPITAL LEASING & FINANCE, INC.

(“BTMUCLF”)

December 31, 2013

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TABLE OF CONTENTS

(continued)

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PLEDGE AGREEMENT

(FREMONT 3)

This PLEDGE AGREEMENT (Fremont 3) (this “Agreement”), dated as of December 31, 2013 (the “Effective Date”), is made by and between BTMU CAPITAL LEASING & FINANCE, INC. (“BTMUCLF”), a Delaware corporation, and LAM RESEARCH CORPORATION (“LRC”), a Delaware corporation.

RECITALS

A. LRC, as lessee, and BTMUCLF, as lessor, are parties to that certain Amended and Restated Lease Agreement (Fremont 3), dated of even date herewith (as amended, supplemented or otherwise modified from time to time pursuant thereto, the “Lease”), pursuant to which the Lessee has agreed to lease from the Lessor, and the Lessor has agreed to lease to the Lessee, the Leased Property described therein.

B. LRC and BTMUCLF are also parties to that certain Participation Agreement, dated of even date herewith (as amended, supplemented or otherwise modified, the “Participation Agreement”) pursuant to which BTMUCLF commits to advance funds for the acquisition of Site Fremont 3 and the Existing Improvements thereon and the Personal Property used thereon subject to the terms and conditions set forth therein.

C. By this Agreement, BTMUCLF and LRC desire to establish the terms and conditions upon which LRC is pledging cash collateral for its obligations to BTMUCLF under the Lease and the Participation Agreement.

AGREEMENTS

1.	DEFINITIONS AND INTERPRETATION.

(A) Definitions. As provided in the recitals above, all capitalized terms used in this Agreement which are defined in the Participation Agreement and not otherwise defined herein shall have the same meanings herein as set forth in Appendix I to the Participation Agreement. All terms used in this Agreement which are defined in the UCC and not otherwise defined herein shall have the same meanings herein as set forth therein, except where the context otherwise requires. As used in this Agreement, the following terms shall have the following respective meanings:

“Account Office” means, with respect to any Deposit Account maintained by any Deposit Taker, the office of such Deposit Taker in California or New York at which such Deposit Account is maintained as specified in the applicable Deposit Taker’s Agreement.

“BTMU” means The Bank of Tokyo-Mitsubishi UFJ, Ltd.

“BTMU Downgrade Event” means BTMU or any successor of BTMU fails to maintain a debt rating of at least (i) BBB- (in the case of long term debt) by Standard and Poor’s Corporation (the “S&P Rating”), and (ii) Baa3 (in the case of long term debt) by

Moody’s Investor Service, Inc. (the “Moody Rating”) and LRC shall elect to require that the Collateral held by BTMU to be transferred to an Eligible Deposit Taker pursuant to Section 3(C) hereof, provided that (i) such transferee shall satisfy the requirements of an Eligible Deposit Taker and (ii) LRC, Lessor and such replacement Eligible Deposit Taker have entered into a control agreement in form reasonably acceptable to all parties thereto. The parties hereto believe that it is improbable that the ratings systems used by Standard and Poor’s Corporation and by Moody’s Investor Service, Inc. will be discontinued or changed, but if such ratings systems are discontinued or changed, LRC shall be entitled to select and use a comparable ratings systems as a substitute for the S&P Rating or the Moody Rating, as the case may be, for purposes of determining the status of BTMU or such successor as an Eligible Deposit Taker.

“BTMUCLF” shall have the meaning given to that term in the introductory paragraph hereof.

“Cash Collateral” means (i) all money of LRC which LRC delivers to BTMUCLF or as directed by it for deposit in the Deposit Accounts maintained by the Deposit Takers pursuant to this Agreement, and (ii) all amounts on deposit in any of the Deposit Accounts from time to time, which have not been withdrawn or applied to Secured Obligations as provided in this Agreement.

“Clearing System” means the Depository Trust Company (“DTC”) and such other clearing or safekeeping system that may from time to time be used in connection with transactions relating to or the custody of any Securities, and any depository for any of the foregoing.

“Collateral” has the meaning indicated in Paragraph 2.

“Control Agreement” means any future blocked account control agreement that may be used by a Deposit Taker following any credit impairment as provided in the definition of Eligible Deposit Taker.

“Default” means any Event of Default and any default, event or condition which would, with the giving of any requisite notices and the passage of any requisite periods of time, constitute an Event of Default.

“Deposit Account” means a deposit account maintained by any Deposit Taker into which Cash Collateral has been or may in the future be deposited as provided in this Agreement.

“Deposit Taker” means, for BTMUCLF or any Participant, an Eligible Deposit Taker designated by it to act as the Deposit Taker for it under this Agreement. BTMUCLF has already designated BTMU as the Deposit Taker for BTMUCLF hereunder. Any Participant which is an Eligible Deposit Taker will be deemed to have designated itself to act as the Deposit Taker for it, unless some other designation is expressly set forth in this Agreement. Any Participant which is not an Eligible Deposit Taker will be expected to designate BTMU or, to the extent BTMU is not an Eligible Deposit Taker, another Person which is an Eligible Deposit Taker (as reasonably approved by LRC) prior to any delivery of Cash Collateral by LRC pursuant to this Agreement. It is also understood, however, that each of BTMUCLF and any Participants, for itself only, may from time to time designate another Eligible Deposit Taker (as reasonably approved by LRC) as provided in subparagraphs 3(C) and 3(D) below.

“Deposit Taker Prerequisites” means, with respect to any Deposit Taker: (1) the requirement that such Deposit Taker establish a Deposit Account and provide to LRC and BTMUCLF the account number and other information regarding such Deposit Account which they must have to complete and submit a Deposit Taker’s Agreement covering such Deposit Account; and (2) the requirement that such Deposit Taker accept, execute and return a Deposit Taker’s Agreement covering each Deposit Account to be maintained by such Deposit Taker. It is understood that any Deposit Taker’s refusal or failure to satisfy the Deposit Taker Prerequisites will cause it to be a Disqualified Deposit Taker.

“Deposit Taker’s Agreement” means a completed Deposit Agreement in the form attached as Exhibit A, which specifically identifies a Deposit Account in which a Deposit Taker shall hold Cash Collateral delivered to it pursuant to this Agreement.

“Disqualified Deposit Taker” means any Person that BTMUCLF or any Participant has designated as a Deposit Taker, but that has not satisfied or no longer satisfies the following requirements:

(a) With respect to each Deposit Account in which such Person holds or will hold Collateral delivered to it pursuant to this Agreement, such Person must have received from BTMUCLF and LRC an executed Deposit Taker’s Agreement which specifically identifies such Deposit Account and which designates, at such Person’s election, an Account Office with respect to such Deposit Account in New York or California.

(b) Such Person must have executed and returned to BTMUCLF a Deposit Taker’s Agreement with respect to each such Deposit Account and must have complied with its Deposit Taker’s Agreements, and the representations set forth therein with respect to such Person must continue to be true and correct (except that such Person will not become a Disqualified Deposit Taker because of its failure to comply with its Deposit Taker’s Agreement, or because any such representation does not continue to be true and correct, if such failure is cured and all such representations are made true and correct in all material respects before the earlier of (i) thirty days after the Deposit Taker is notified thereof, and (ii) any date upon which BTMUCLF’s security interest in any Collateral maintained or held by such Deposit Taker is not a Qualified Pledge by reason of such failure to comply or such representation not being true and correct). Such Person must have complied in all material respects with the provisions in this Agreement applicable to Deposit Takers.

(c) Such Person must be an Eligible Deposit Taker.

“Eligible Deposit Taker” means:

(1) (a) BTMU or any successor of BTMU, acting through any branch, office or agency in New York or California that can lawfully maintain a Deposit Account as a Deposit Taker hereunder so long as no BTMU Downgrade Event shall occur or (b) Union Bank, N.A. or any successor of Union Bank, N.A., acting through any branch, office or agency in New York or California that can lawfully maintain a Deposit Account as a Deposit Taker hereunder so long as no Union Bank Downgrade Event shall occur;

(2) any Participant or Affiliate of a Participant that is (a) a commercial bank, organized under the laws of the United States of America or a state thereof or under the laws of another country which is doing business in the United States of America, (b) authorized to maintain deposit accounts for others through Account Offices in New York or California (as specified in its Deposit Taker’s Agreement) so long as no Participant Downgrade Event shall occur; or

(3) such Person that (a) has been designated by BTMUCLF or a Participant to act as the Deposit Taker for it under this Agreement, (b) is one of the fifty largest (measured by total assets) U.S. banks, or one of the one hundred largest (measured by total assets) banks in the world, (c) is acting through any branch, office or agency in New York or California that can lawfully maintain a Deposit Account as a Deposit Taker hereunder, and (d) has a debt ratings of at least (i) A- (in the case of long term debt) and A-1 (in the case of short term debt) or the equivalent thereof by Standard and Poor’s Corporation (the “S&P Rating”), and (ii) A3 (in the case of long term debt) and P-1 (in the case of short term debt) or the equivalent thereof by Moody’s Investor Service, Inc. (the “Moody Rating”), the parties hereto believing that it is improbable that the ratings systems used by Standard and Poor’s Corporation and by Moody’s Investor Service, Inc. will be discontinued or changed, but if such ratings systems are discontinued or changed, LRC shall be entitled to select and use a comparable ratings systems as a substitute for the S&P Rating or the Moody Rating, as the case may be, for purposes of determining the status of any bank as an Eligible Deposit Taker.

If at any time a Deposit Taker fails to satisfy the requirements of this definition above, such Deposit Taker shall cease being an Eligible Deposit Taker and LRC may, at its option, require that the Collateral held by such ineligible Deposit Taker be transferred to an Eligible Deposit Taker, provided that (i) such Eligible Deposit Taker satisfies the requirements of this definition above and (ii) LRC, Lessor and such replacement Eligible Deposit Taker have entered into a control agreement in form reasonably acceptable to all parties thereto.

“Event of Default” means the occurrence of any of the following:

(a) an Event of Default as defined in the Lease;

(b) any failure by LRC to provide funds as and when required by subparagraph 4(A) of this Agreement or under the Deposit Taker’s Agreement, on the date due;

(c) the failure of the pledge or security interest contemplated herein in any Deposit Account or Cash Collateral to be a Qualified Pledge (regardless of the characterization of any Deposit Accounts or Cash Collateral as deposit accounts, instruments or general intangibles under the UCC); unless, within five days after LRC becomes aware of such failure, LRC both (1) notifies BTMUCLF of such failure, and (2) cures such failure;

(d) the failure of any representation herein by LRC to be true (other than a failure described in another clause of this definition of Event of Default) and LRC and LRC shall fail to cure the underlying facts causing such representation, warranty, certification or statement to be incorrect in all material respects for a period of ten (10) Business Days after the earlier of Actual Knowledge or notice thereof;

(e) the failure of any representation made by LRC in subparagraph 6(A)(1) to be true, if within fifteen days after LRC becomes aware of such failure, LRC does not (1) notify BTMUCLF of such failure, and (2) cure such failure; and

(f) the failure by LRC timely and properly to observe, keep or perform any covenant, agreement, warranty or condition herein required to be observed, kept or performed (other than a failure described in another clause of this definition of Event of Default), if diligent efforts are not being taken by LRC to cure such Default and such failure is not cured within thirty (30) days after the earlier of Actual Knowledge thereof by LRC or receipt of written notice thereof; provided, however, that if such failure is capable of cure but cannot be cured by payment of money or cannot be cured by diligent efforts within such thirty (30) day period but such diligent efforts shall be properly commenced within such thirty (30) day period and LRC is diligently pursuing, and shall continue to pursue diligently remedy of such failure, such cure period shall be extended for an additional period of time in excess of such cure period as may be necessary to cure, not to extend beyond the earlier to occur of (i) the Lease Expiration Date or (ii) one hundred and twenty (120) days after the earlier of Actual Knowledge thereof or written notice thereof having been given to LRC.

“Lien” means, with respect to any property or assets, any right or interest therein of a creditor to secure indebtedness or other obligations of any kind which is owed to him or any other arrangement with such creditor which provides for the payment of such indebtedness or obligations out of such property or assets or which allows him to have such indebtedness or obligations satisfied out of such property or assets prior to the general creditors of any owner thereof, including any lien, mortgage, security interest, pledge, deposit, production payment, rights of a vendor under any title retention or conditional sale agreement or lease substantially equivalent thereto, tax lien, mechanic’s or materialman’s lien, or any other charge or encumbrance for security purposes, whether arising by law or agreement or otherwise, but excluding any right of setoff which arises without agreement in the ordinary course of business. “Lien” also means any filed financing statement, any registration with an issuer of uncertificated securities, or any other arrangement which would serve to perfect a Lien described in the preceding sentence, regardless of whether such financing statement is filed, such registration is made, or such arrangement is undertaken before or after such Lien exists.

“Make Whole Amount” means the sum of the following:

(1) the amount (if any) by which the Lease Balance exceeds any Recourse Deficiency Amount which was actually received by BTMUCLF on the Base Term Expiration Date in accordance with Articles XXI and XXII of the Lease, together with interest on such excess computed at the Overdue Rate for the period commencing on the Base Term Expiration Date and ending on the date of an Expiration True-Up; plus

(2) any unpaid Base Rent or other amounts due to BTMUCLF pursuant to the Lease or other Operative Documents (except pursuant to Other Lease Documents); plus

(3) BTMUCLF’s Transaction Costs; plus

(4) the amount, but not less than zero, by which (i) all Taxes, insurance premiums and other Claims of every kind suffered or incurred by BTMUCLF (whether or not reimbursed in whole or in part by another Person) with respect to the ownership, operation or maintenance of the Leased Property during the Extended Remarketing Period, exceeds (ii) any rents or other sums collected by BTMUCLF during such period from third parties as consideration for any lease or other contracts made by BTMUCLF that authorize the use and enjoyment of the Leased Property by such parties; together with interest on such excess computed at the Overdue Rate for each day prior to the Base Term Expiration Date.

“Other Liable Party” means any Person, other than LRC, who may now or may at any time hereafter be primarily or secondarily liable for any of the Secured Obligations or who may now or may at any time hereafter have granted to BTMUCLF a Lien against any of its assets to secure any Secured Obligations.

“Participant” means, with respect to the Lease, any Participation Holder as defined in Section 6.4 of the Participation Agreement.

“Participant Downgrade Event” means Participant or any successor of Participant fails to maintain a debt rating of at least (i) BBB- (in the case of long term debt) by Standard and Poor’s Corporation (the “S&P Rating”), and (ii) Baa3 (in the case of long term debt) by Moody’s Investor Service, Inc. (the “Moody Rating”) and LRC shall elect to require that the Collateral held by Participant to be transferred to an Eligible Deposit Taker pursuant to Section 3(C) hereof, provided that (i) such transferee shall satisfy the requirements of an Eligible Deposit Taker and (ii) LRC, Lessor and such replacement Eligible Deposit Taker have entered into a control agreement in form reasonably acceptable to all parties thereto. The parties hereto believe that it is improbable that the ratings systems used by Standard and Poor’s Corporation and by Moody’s Investor Service, Inc. will be discontinued or changed, but if such ratings systems are discontinued or changed, LRC shall be entitled to select and use a comparable ratings systems as a substitute for the S&P Rating or the Moody Rating, as the case may be, for purposes of determining the status of Participant or such successor as an Eligible Deposit Taker.

“Percentage” means with respect to each Participant and the Deposit Taker for such Participant, the percentage obtained by dividing (x) the amount of the outstanding Equity Investment assumed by such Participant pursuant to Section 6.4 of the Participation Agreement by (y) the aggregate amount of the Equity Investment of the Participants. Percentages may be adjusted from time to time as provided in the Participation Agreement or as provided in supplements thereto executed as provided in the Participation Agreement.

“Qualified Pledge” means a pledge or security interest that constitutes a valid, perfected, first priority pledge or security interest.

“Secured Obligations” means and includes all obligations of LRC under the Operative Documents (except with respect to the Other Lease Documents) including, without limitation, (i) LRC’s obligation to pay the Recourse Deficiency Amount as provided in Article XXII of the Lease, (ii) LRC’s obligation to pay the Break Even Price as the purchase price for the Leased Property pursuant to Sections 20.1, 20.2 or 21.1(a) of the Lease, and (iv) any damages incurred by BTMUCLF or other amounts due under the Operative Documents (except with respect to the Other Lease Documents) following an Event of Default including any rejection by LRC of the Lease or any other Operative Document (except with respect to the Other Lease Documents) in any bankruptcy, insolvency or similar proceeding.

“UCC” means the Uniform Commercial Code as in effect in the State of New York from time to time, and the Uniform Commercial Code as in effect in any other jurisdiction which governs the perfection or non-perfection of the pledge of and security interests in the Collateral created by this Agreement.

(B) Rules of Interpretation. The rules of interpretation set forth in Appendix I to the Participation Agreement are hereby incorporated by reference.

(C) Attachments. All attachments to this Agreement are a part hereof for all purposes.

“Union Bank Downgrade Event” means Union Bank, N.A. or any successor of Union Bank, N.A. fails to maintain a debt rating of at least (i) BBB- (in the case of long term debt) by Standard and Poor’s Corporation (the “S&P Rating”), and (ii) Baa3 (in the case of long term debt) by Moody’s Investor Service, Inc. (the “Moody Rating”) and LRC shall elect to require that the Collateral held by Union Bank, N.A. to be transferred to an Eligible Deposit Taker pursuant to Section 3(C) hereof, provided that (i) such transferee shall satisfy the requirements of an Eligible Deposit Taker and (ii) LRC, Lessor and such replacement Eligible Deposit Taker have entered into a control agreement in form reasonably acceptable to all parties thereto. The parties hereto believe that it is improbable that the ratings systems used by Standard and Poor’s Corporation and by Moody’s Investor Service, Inc. will be discontinued or changed, but if such ratings systems are discontinued or changed, LRC shall be entitled to select and use a comparable ratings systems as a substitute for the S&P Rating or the Moody Rating, as the case may be, for purposes of determining the status of Union Bank, N.A. or such successor as an Eligible Deposit Taker.

2.	PLEDGE AND GRANT OF SECURITY INTEREST.

As security for the Secured Obligations, LRC hereby pledges and assigns to BTMUCLF and grants to BTMUCLF a continuing security interest and lien in and against all right, title and interest of LRC in and to the following property, whether now or hereafter existing, whether tangible or intangible, whether presently owned or vested in or hereafter acquired by LRC and wherever the same may be located (collectively and severally, the “Collateral”):

(a) all Cash Collateral and all Deposit Accounts; and all cash and other assets from time to time held in or on deposit in any Deposit Account and all general intangibles arising from or relating to any Deposit Account or such cash or other assets; and all documents, instruments and agreements evidencing the same; and all extensions, renewals, modifications and replacements of the foregoing; and any interest or other amounts payable in connection therewith; and

(b) all proceeds of the foregoing (including whatever is receivable or received when Collateral or proceeds is invested, sold, collected, exchanged, returned, substituted or otherwise disposed of, whether such disposition is voluntary or involuntary, including rights to payment and return premiums and insurance proceeds under insurance with respect to any Collateral, and all rights to payment with respect to any cause of action affecting or relating to the Collateral).

The pledge, assignment and grant of a security interest made by LRC hereunder is for security of the Secured Obligations only; the parties to this Agreement do not intend that LRC’s delivery or deposit of any Collateral, including the Cash Collateral, as herein provided will constitute an advance payment of any Secured Obligations or liquidated damages, nor do the parties intend that the Collateral increase the dollar amount of the Secured Obligations.

3.	PROVISIONS CONCERNING THE DEPOSIT TAKERS.

(A) Deposit Taker Agreements. Prior to the Closing, LRC must (1) ask BTMU, as the designated Deposit Taker for BTMUCLF, and each Eligible Deposit Taker designated by any Participant to act as the Deposit Taker for it under this Agreement, to satisfy the Deposit Taker Prerequisites; and (2) execute and provide to BTMUCLF a completed Deposit Taker’s Agreement for BTMUCLF’s execution and delivery to each Deposit Taker. Promptly after receipt of a properly completed Deposit Taker’s Agreement executed by LRC and in form ready to be executed by BTMU or any other Eligible

Deposit Taker named therein, BTMUCLF must execute such Deposit Taker’s Agreement and deliver it to the appropriate Deposit Taker as necessary for the satisfaction of the Deposit Taker Prerequisites.

Without limiting the foregoing, it is understood that (i) BTMUCLF and any Participant may designate BTMU as its Deposit Taker, (ii) any Participant may designate itself or any of its Affiliates as its Deposit Taker so long as the Participant or its Affiliate, as the case may be, is an Eligible Deposit Taker, and (iii) as provided in both the preceding provisions of this subparagraph and in subparagraph 3(E), BTMUCLF and LRC must promptly upon request execute and deliver any properly completed Deposit Taker Agreement requested by BTMUCLF or any Participant to facilitate the designations of Deposit Takers contemplated by this Agreement. If any Participant has not already designated an Eligible Deposit Taker to act as Deposit Taker for it under this Agreement at any time when such a designation is required, then BTMUCLF may make the designation for such Participant; subject, however, to such Participant’s rights under subparagraphs 3(D) and 3(E).

(B) Qualification of Deposit Takers Generally. Notwithstanding anything herein to the contrary, BTMUCLF may decline to deposit or maintain Cash Collateral hereunder with any Disqualified Deposit Taker.

(C) Substitutions for Disqualified Deposit Takers.

(1) Upon learning that any Deposit Taker has become a Disqualified Deposit Taker, LRC or BTMUCLF may request that the party for whom such Disqualified Deposit Taker has been designated a Deposit Taker (i.e., BTMUCLF or the applicable Participant) (a) designate another Eligible Deposit Taker as its new, substitute Deposit Taker, and (b) direct the substitute to satisfy the Deposit Taker Prerequisites.

(2) Pending the designation of a substitute Deposit Taker as provided in this subparagraph 3(C) and its execution and delivery to BTMUCLF of an appropriate Deposit Taker’s Agreement, BTMUCLF may withdraw Collateral held by the Deposit Taker to be replaced and deposit such Collateral with other Deposit Takers. If at any time no Deposit Takers have been designated other than Disqualified Deposit Takers, then BTMUCLF must itself select a new Eligible Deposit Taker to act as a Deposit Taker for it and direct the new Eligible Deposit Taker to satisfy the Deposit Taker Prerequisites.

(3) If, following a BTMU Downgrade Event, BTMU subsequently maintains the S&P Rating and Moody Rating required by clauses (i) and (ii) of the definition of BTMU Downgrade Event, BTMUCLF may designate BTMU as its new, substitute Deposit Taker and to have Collateral previously withdrawn from BTMU promptly transferred to BTMU to be held in accordance herewith and the Deposit Taker’s Agreement (or a substitute Deposit Taker’s Agreement on the identical terms as that to which such Collateral was previously subject).

(D) Other Voluntary Substitutions of Deposit Takers. BTMUCLF may, and with the written approval of BTMUCLF (which approval will not be unreasonably withheld) any Participant may, at any time designate for itself a new Deposit Taker (in replacement of any prior Deposit Taker acting for it hereunder); provided, the Person so designated is not be a Disqualified Taker.

(E) Delivery of Deposit Taker’s Agreements by LRC and BTMUCLF. To the extent required for the designation of a new Deposit Taker by BTMUCLF or any Participant pursuant to subparagraph 3(D), or to permit the substitution or replacement of a Deposit Taker for BTMUCLF or any Participant as provided in subparagraphs 3(C) and 3(D), LRC and BTMUCLF shall promptly execute and deliver any properly completed Deposit Taker’s Agreement requested by BTMUCLF or the applicable Participant.

(F) Constructive Possession of Collateral. The possession by a Deposit Taker of any money, instruments, chattel paper, financial assets or other property constituting Collateral or evidencing Collateral shall be deemed to be possession by BTMUCLF or a person designated by BTMUCLF, for purposes of perfecting the security interest granted to BTMUCLF hereunder pursuant to the UCC or other Applicable Law; and notifications to a Deposit Taker by other Persons holding any such property, and acknowledgments, receipts or confirmations from any such Persons delivered to a Deposit Taker, and control agreements made by any such Person with Deposit Taker with respect to any such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, or control agreements with, financial intermediaries, bailees or agents (as applicable) of such Deposit Taker for the benefit of BTMUCLF for the purposes of perfecting such security interests under Applicable Law.

However, nothing in this subparagraph will be construed to permit or authorize any replacement of Cash Collateral required by this Agreement with other types of Collateral or any substitution of other types of Collateral for Cash Collateral hereunder.

(G) Attempted Setoff by Deposit Taker. By delivery of a Deposit Taker’s Agreement, each Deposit Taker must agree not to setoff or attempt a setoff, without in each case first obtaining the prior written authorization of BTMUCLF (which BTMUCLF will not grant without the prior written consent of all Participants, if applicable), obligations owed to such Deposit Taker against any Collateral held by it from time to time. Nevertheless, LRC acknowledges and agrees (without limiting its right to recover any resulting damages from any Deposit Taker that violates such agreements) that BTMUCLF shall not be responsible for, or be deemed to have taken any action against LRC because of, any violation of such agreement by any Deposit Taker. Further, and without limiting the foregoing, as additional consideration for BTMUCLF’s accommodations to LRC, including BTMUCLF’s acceptance of the Collateral in lieu of other forms of security as collateral for the Secured Obligations, LRC hereby waives and covenants not to assert any defense or claim arising out of (i) the California antideficiency laws, including without limitation California Code of Civil Procedure Sections 580a, 580b, 580d and 726, and (ii) without limiting the generality of the foregoing, Walker v. Community Bank, 10 Cal. 3d 729, 111 Cal. Rptr. 897, 518 P.2d 329 (1974), Security Pacific Nat’l Bank v. Wozab, 51 Cal. 3d 991, 275 Cal. Rptr. 201, 800 P.2d 557 (1990), and similar cases, to the extent such claim arises out of or relates to the exercise of set off rights by any Deposit Taker.

4.	DELIVERY AND MAINTENANCE OF COLLATERAL.

(A) Delivery of Cash Collateral by LRC. On the Base Term Commencement Date as a condition precedent thereto under the Participation Agreement, LRC must deliver or cause to be delivered to Deposit Takers for deposit directly into the Deposit Accounts, in either case subject to the pledge and security interest created hereby, funds as Cash Collateral then needed (if any) in an amount equal to the Lease Balance (including any Advances or other amounts added to the Lease Balance on that date as provided in the Participation Agreement).

(B) Status of the Deposit Accounts Under the Reserve Requirement Regulations. Each Deposit Taker shall be permitted to structure the Deposit Account maintained by it as a nonpersonal time deposit under 12 C.F.R., Part II, Chapter 204 (commonly known as “Regulation D”). Accordingly, any Deposit Taker may require at least seven days advance notice of any withdrawal or transfer of funds from the Deposit Account maintained by it and, to the extent LRC has the right to request withdrawals therefrom, may limit the number of withdrawals or transfers from such Deposit Account to no more than six in any calendar month, notwithstanding anything to the contrary herein or in any deposit agreement that LRC and such Deposit Taker may enter into with respect to such Deposit Account. As necessary to satisfy the seven days notice requirement with respect to withdrawals by BTMUCLF when required by LRC pursuant to the provisions below, BTMUCLF shall notify the affected Deposit Takers promptly after receipt of any notice from LRC described in subparagraph 5(B).

(C) Acknowledgment by LRC that Requirements of this Agreement are Commercially Reasonable. LRC acknowledges and agrees that the requirements set forth herein concerning receipt, deposit, withdrawal, allocation, application and distribution of Cash Collateral by BTMUCLF, including the requirements and time periods set forth in the Paragraph 5, are commercially reasonable.

5.	WITHDRAWAL OF COLLATERAL.

(A) Withdrawal of Cash Collateral Upon the Occurrence and During the Continuance of an Event of Default. Upon the occurrence and during the continuance of an Event of Default, without any instruction or request of LRC, BTMUCLF may withdraw and retain any Cash Collateral held by any Deposit Taker (which retention by BTMUCLF shall be free and clear of all liens and security interests hereunder and any rights of LRC thereto shall be released, terminated and waived without further action) as a payment on behalf of LRC of any amounts then due from LRC under Article XVIII of the Lease. To the extent BTMUCLF has exercised its rights and remedies thereunder and has indefeasibly satisfied the Secured Obligations in full in accordance with Article XVIII of the Lease, LRC may require BTMUCLF to withdraw and promptly pay to LRC any Cash Collateral still held by any Deposit Taker.

(B) Withdrawal and Application of Cash Collateral to Reduce or Satisfy the Secured Obligations to BTMUCLF. Except following the occurrence and during the continuance of an Event of Default, to satisfy the Secured Obligations in full, LRC may require BTMUCLF to withdraw and retain any Cash Collateral held by any Deposit Taker on the Base Term Expiration Date (which retention by BTMUCLF shall be free and clear of all liens and security interests hereunder and any rights of LRC thereto shall be released, terminated and waived without further action) as a payment on behalf of LRC of any amounts then due from LRC under Articles XX, XXI or XXII of the Lease; provided, that by a notice in the form of Exhibit B, LRC must have notified BTMUCLF of the required withdrawal and payment to BTMUCLF at least ten days prior to the date upon which it is to occur and when no Event of Default (under and as defined in this Agreement or as defined in the Lease) has occurred and is continuing. To the extent LRC has validly exercised the Return Option under the Lease and the Recourse Deficiency Amount has been indefeasibly satisfied in full on the Base Term Expiration Date in accordance with Articles XXI and XXII of the Lease, LRC may require BTMUCLF to withdraw and pay to LRC Cash Collateral held by any Deposit Taker on the Base Term Expiration Date in an amount not to exceed the Make Whole Amount and when no Default or Event of Default (under and as defined in this Agreement or as defined in the Lease) has occurred and is continuing.

(C) Withdrawal and Return of Cash Collateral Following Satisfaction of all Secured Obligations. Following the Base Term Expiration Date, when all Secured Obligations have been indefeasibly satisfied in full, any remaining Cash Collateral that has not been withdrawn and applied against the Secured Obligations shall revert to LRC as provided in subparagraph 9(F), whereupon LRC may require BTMUCLF to withdraw such remaining Cash Collateral then maintained pursuant to this Agreement and promptly transfer such remaining Cash Collateral to LRC.

(D) No Other Right to Require or Make Withdrawals. LRC may not withdraw or require any withdrawal of Collateral from any account or deposit account pledged hereunder, including the Deposit Accounts, except as expressly provided in the preceding subparagraphs of this Paragraph 5. LRC acknowledges that it will have no check writing privileges or line of credit or credit card privileges under any such pledged account or deposit account, including the Deposit Accounts.

(E) BTMUCLF’s Covenant Not to Make Unauthorized Withdrawals. Notwithstanding provisions of any Control Agreement or of any Deposit Taker’s Agreement which may state that BTMUCLF is entitled to withdraw Collateral held by any Deposit Taker without any prior consent or authorization of LRC, BTMUCLF covenants to LRC (as between BTMUCLF and LRC) that BTMUCLF will not exercise such rights to withdraw Collateral except (1) as required or permitted by this Paragraph 5, (2) in the exercise of BTMUCLF’s rights or remedies as otherwise herein provided, or (3) as may from time to time be requested or approved by LRC.

6.	REPRESENTATIONS AND COVENANTS OF LRC.

(A) Representations of LRC. LRC represents to BTMUCLF as follows:

(1) LRC is the legal and beneficial owner of the Collateral (or, in the case of after-acquired Collateral, at the time LRC acquires rights in the Collateral, will be the legal and beneficial owner thereof), subject to the pledge and rights hereby granted in favor of BTMUCLF. No other Person has (or, in the case of after-acquired Collateral, at the time LRC acquires rights therein, will have) any right, title, claim or interest (by way of Lien, purchase option or otherwise) in, against or to the Collateral, except for rights created hereunder. The Collateral shall be deposited with the Deposit Taker hereunder and under the Deposit Taker’s Agreement free and clear of any Lien.

(2) BTMUCLF has (or in the case of after-acquired Collateral, at the time LRC acquires rights therein, will have) a valid, first priority, perfected pledge of and security interest in the Collateral, regardless of the characterization of the Collateral as deposit accounts, instruments or general intangibles under the UCC, but assuming that the representations of each Deposit Taker in its Deposit Taker’s Agreement are true.

(3) LRC has delivered to BTMUCLF, together with all necessary stock powers, endorsements, assignments and other necessary instruments of transfer, the originals of all documents, instruments and agreements evidencing the Collateral in order to comply with Section 2 of the Initial Control Agreement.

(4) Neither the ownership or the intended use of the Collateral by LRC, nor the pledge of Collateral or the grant of the security interest by LRC to BTMUCLF herein, nor the exercise by BTMUCLF of its rights or remedies hereunder, will (i) violate any provision of (a) Applicable Law, (b) the articles or certificate of incorporation, charter or bylaws of LRC, or (c) any agreement, judgment, license, order or permit applicable to or binding upon LRC or its properties, or (ii) result in or require the creation of any Lien, charge or encumbrance upon any assets or properties of LRC except as expressly contemplated in this Agreement. Except as expressly contemplated in this Agreement, no consent, approval, authorization or order of, and no notice to or filing with any court, governmental authority or third party is required in connection with the pledge or grant by LRC of the security interest contemplated herein or the exercise by BTMUCLF of its rights and remedies hereunder.

(B) Covenants of LRC. LRC hereby agrees as follows:

(1) LRC, at LRC’s expense, shall promptly procure, execute and deliver to BTMUCLF all documents, instruments and agreements and perform all acts which are necessary or desirable, or which BTMUCLF may request, to establish, maintain, preserve, protect and perfect the Collateral, the pledge thereof to BTMUCLF or the security interest granted to BTMUCLF therein and the first priority of such pledge or security interest or to enable BTMUCLF to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the preceding sentence, LRC shall (A) procure, execute and deliver to BTMUCLF all stock powers, endorsements, assignments, financing statements and other instruments of transfer requested by BTMUCLF, (B) deliver to BTMUCLF promptly upon receipt all originals of Collateral consisting of instruments, documents and chattel paper, and (C) cause the security interest of BTMUCLF in any Collateral consisting of securities to be recorded or registered in the books of any financial intermediary or Clearing System requested by BTMUCLF.

(2) When Applicable Law provides more than one method of perfection of BTMUCLF’s security interest in the Collateral, BTMUCLF may choose the method(s) to be used. LRC hereby authorizes BTMUCLF to file any financing statements or financing statement amendment covering all or any portion of the Collateral or relating to the security interest created herein.

(3) LRC shall not use or authorize or consent to any use of any Collateral in violation of any provision of this Agreement or any other Operative Document or any Applicable Law.

(4) LRC shall pay promptly when due all Taxes and other governmental charges, Liens and other charges now or hereafter imposed upon, relating to or affecting any Collateral or arising on any interest or earnings thereon.

(5) LRC shall appear in and defend, on behalf of BTMUCLF, any action or proceeding which may affect LRC’s title to or BTMUCLF’s interest in the Collateral.

(6) Subject to the express rights of LRC under Paragraph 5, LRC shall not surrender or lose possession of (other than to BTMUCLF or a Deposit Taker pursuant hereto), encumber, lease, rent, option, or otherwise dispose of or transfer any Collateral or right or interest therein, and LRC shall keep the Collateral free of all Liens (other than Liens granted under this Agreement). The rights granted to BTMUCLF pursuant to this Agreement are in addition to the rights granted to BTMUCLF in any Control Agreement or other custody, investment management, trust, account control agreement or similar agreement. In case of conflict between the provisions of this Agreement and of any other such agreement, the provisions of this Agreement will prevail.

(7) LRC will not take any action which would in any manner impair the value or enforceability of BTMUCLF’s pledge of or security interest in any Collateral, nor will LRC fail to take any action which is required to prevent (and which LRC knows is required to prevent) an impairment of the value or enforceability of BTMUCLF’s pledge of or security interest in any Collateral.

(8) Without limiting the foregoing, within five days after LRC becomes aware of any failure of the pledge or security interest contemplated herein in any Deposit Account or Cash Collateral to be a valid, perfected, first priority pledge or security interest (regardless of the characterization thereof as deposit accounts, securities accounts, instruments or general intangibles under the UCC), LRC shall notify BTMUCLF of such failure.

7.	AUTHORIZED ACTION BY BTMUCLF.

LRC hereby irrevocably appoints BTMUCLF as LRC’s attorney-in-fact for the purpose of authorizing BTMUCLF to perform (but BTMUCLF shall not be obligated to and shall incur no liability to LRC or any third party for failure to perform) any act which LRC is obligated by this Agreement to perform, and to exercise, consistent with the other provisions of this Agreement, such rights and powers as LRC might exercise with respect to the Collateral during any period in which a Default has occurred and is continuing, including the right to (a) collect by legal proceedings or otherwise and endorse, receive and receipt for all dividends, interest, payments, proceeds and other sums and property now or hereafter payable on or on account of the Collateral; (b) enter into any extension, reorganization, deposit, merger, consolidation or other agreement pertaining to, or deposit, surrender, accept, hold or apply other property in exchange for the Collateral; (c) insure, process, preserve and enforce the Collateral; (d) make any compromise or settlement, and take any action it deems advisable, with respect to the Collateral; (e) pay any indebtedness of LRC relating to the Collateral; and (f) execute UCC financing statements and other documents, instruments and agreements required hereunder. Such appointment is coupled with an interest and shall be valid and binding on LRC and its successor and assigns.

8.	DEFAULT AND REMEDIES.

(A) Remedies. In addition to all other rights and remedies granted to BTMUCLF by this Agreement and other Operative Documents (except under Other Lease Documents) or by the UCC and other Applicable Laws, BTMUCLF may, upon the occurrence and during the continuance of any Event of Default (as defined herein and in the Lease), exercise any one or more of the following rights and remedies, all of which will be in furtherance of its rights as a secured party under the UCC:

(1) BTMUCLF may collect, receive, appropriate or realize upon the Collateral or otherwise foreclose or enforce the pledge of or security interests in any or all Collateral in any manner permitted by Applicable Law or in this Agreement.

(2) BTMUCLF may notify any Deposit Taker to pay all or any portion of Cash Collateral held by such Deposit Taker directly to BTMUCLF up to an amount equal to the then outstanding Secured Obligations. BTMUCLF shall apply any Cash Collateral or proceeds of other Collateral received by BTMUCLF after the occurrence of such an Event of Default to the Secured Obligations in any order BTMUCLF believes to be in its best interest. If any such Cash Collateral or proceeds received by BTMUCLF remains after all Secured Obligations have been paid in full, BTMUCLF will deliver or direct the Deposit Takers to deliver the same to LRC or other Persons entitled thereto.

Without limiting the foregoing, when any such Event of Default has occurred and is continuing, BTMUCLF may, without notice or demand, sell, redeem, offset, setoff, debit, charge or otherwise dispose of or liquidate into cash any Collateral and/or to apply it or the proceeds thereof to repay any or all of the Secured Obligations in such order as BTMUCLF believes to be in its best interest, regardless of whether any such Secured Obligations are contingent, unliquidated or unmatured or whether BTMUCLF has any other recourse to LRC or any Other Liable Party or any other collateral or assets (including the Property). Moreover, regardless of whether BTMUCLF commences any action to foreclose the lien and security interest granted in the Lease or the Memorandum of Lease (a “Property Foreclosure”) before, after or contemporaneously with any action BTMUCLF may take under this Pledge Agreement to collect Cash Collateral or proceeds of other Collateral, and regardless of whether BTMUCLF actually receives proceeds of a Property Foreclosure before or after it receives Cash Collateral or proceeds of other Collateral, BTMUCLF will be entitled to apply Cash Collateral and proceeds of other Collateral to satisfy or reduce the Secured Obligations before applying the proceeds of a Property Foreclosure to other remaining obligations secured as described in the Lease and the Memo of Lease. Also, BTMUCLF may exercise its rights without regard to any premium or penalty from liquidation of any Collateral and without regard to LRC’s basis or holding period for any Collateral.

In connection with the exercise of its remedies under this Agreement, BTMUCLF may sell from its offices in Boston, Massachusetts, New York, New York or elsewhere, in one or more sales, at the price as BTMUCLF deems best, for cash or on credit or for other property, for immediate or future delivery, any item of the Collateral, at any broker’s board or at public or private sale, in any reasonable manner permissible under the UCC (except that, to the extent permissible under the UCC, LRC waives any requirements of the UCC) and BTMUCLF or anyone else may be the purchaser of the Collateral and hold it free from any claim or right including, without limitation, any equity of redemption of LRC, which right LRC expressly waives. BTMUCLF may in its sole discretion elect to conduct any sale (and related offers) of any Collateral in such a manner as to avoid the need for registration or qualification thereof under any Federal or state securities laws, that such conduct may include restrictions (including as to potential purchasers) and other requirements (such as purchaser representations) which may result in prices or other terms less favorable than those which might have been obtained through a public sale not subject to such restrictions and requirements and that any offer and sale so conducted shall be deemed to have been made in a commercially reasonable manner.

In connection with the exercise of its remedies, BTMUCLF may also, in its sole discretion, for its own benefit, acting either in its own name or in the name of LRC:

(i) hold any monies or proceeds representing the Collateral in a cash collateral account in U.S. dollars or other currency that BTMUCLF reasonably selects and invest such monies or proceeds on behalf of LRC;

(ii) convert any Collateral denominated in a currency other than U.S. dollars to U.S. dollars at the spot rate of exchange for the purchase of U.S. dollars with such other currency which is quoted by a branch or office of BTMUCLF’s Parent selected by BTMUCLF (or, if no such rate is quoted by BTMUCLF’s Parent on any relevant date, then at a rate estimated by BTMUCLF on the basis of other quoted spot rates) or another prevailing rate that BTMUCLF reasonably deems more appropriate; or

(iii) apply any portion of the Collateral, first, to pay or reimburse all costs and expenses of BTMUCLF and then to all or any portion of the Secured Obligations in such order as BTMUCLF may believe to be in its best interest.

In any event, LRC will pay to BTMUCLF upon demand all expenses (including reasonable, out-of-pocket fees, costs and expenses of counsel to BTMUCLF and any Participant) incurred by BTMUCLF in connection with the exercise of any of BTMUCLF’s rights or remedies under this Agreement.

Notwithstanding that BTMUCLF may continue to hold Collateral and regardless of the value of the Collateral, LRC will remain liable for the payment in full of any unpaid balance of the Secured Obligations.

In any case where notice of any sale or disposition of any Collateral is required, LRC hereby agrees that ten (10) days notice of such sale or disposition is reasonable.

(B) Recovery Not Limited. To the fullest extent permitted by Applicable Law, LRC waives any right to require that BTMUCLF proceed against any other Person, exhaust any Collateral or other security for the Secured Obligations, or to have any Other Liable Party joined with LRC in any suit arising out of the Secured Obligations or this Agreement, or pursue any other remedy in their power. LRC waives any and all notice of acceptance of this Agreement.

LRC further waives notice of the creation, modification, rearrangement, renewal or extension for any period of any of the Secured Obligations of any Other Liable Party from time to time and any defense arising by reason of any disability or other defense of any Other Liable Party or by reason of the cessation from any cause whatsoever of the liability of any Other Liable Party. Until all of the Secured Obligations shall have been paid in full, LRC shall have no right to subrogation, reimbursement, contribution or indemnity against any Other Liable Party and LRC waives the right to enforce any remedy which BTMUCLF has or may hereafter have against any Other Liable Party, and waives any benefit of and any right to participate in any other security whatsoever now or hereafter held by or on behalf of BTMUCLF. LRC authorizes BTMUCLF, without notice or demand and without any reservation of rights against LRC and without affecting LRC’s liability hereunder or on the Secured Obligations, from time to time to (a) take or hold any other property of any type from any other Person as security for the Secured Obligations, and exchange, enforce, waive and release any or all of such other property, (b) after and during the continuance of any Event of Default (as defined herein or in the Lease), apply or require the application of the Collateral (in accordance with this Agreement) or such other property in any order they may determine and to direct the order or manner of sale thereof as they may determine, (c) renew, extend for any period, accelerate, modify, compromise, settle or release any of the obligations of any Other Liable Party with respect to any or all of the Secured Obligations or other security for the Secured Obligations, and (d) release or substitute any Other Liable Party.

9.	MISCELLANEOUS.

(A) Payments by LRC to BTMUCLF. All payments and deliveries of funds required to be made by LRC to BTMUCLF hereunder shall be paid or delivered in immediately available funds by wire transfer to the Deposit Account in accordance with wiring instructions which will be provided by BTMUCLF to LRC. Time is of the essence as to all payments and deliveries of funds by LRC to BTMUCLF under this Agreement.

(B) Payments by BTMUCLF to LRC. All payments of Cash Collateral withdrawn by BTMUCLF from the Deposit Accounts and required to returned by BTMUCLF to LRC hereunder shall be paid or delivered in immediately available funds by wire transfer to:

Bank Name:
Bank Address:
ABA # (Domestic):
SWIFT ID (Inn):
Account Name:
Account Number:
Bank Contact:

Reference

or at such other place and in such other manner as LRC may designate in a notice sent to BTMUCLF. Time is of the essence as to all such payments by BTMUCLF to LRC.

(C) Cumulative Rights, etc. Except as herein expressly provided to the contrary, the rights, powers and remedies of BTMUCLF under this Agreement shall be in addition to all rights, powers and remedies given to them by virtue of any Applicable Law, any other Operative Document or any other agreement, all of which rights, powers, and remedies shall be cumulative and may be exercised successively or concurrently without impairing their respective rights hereunder. LRC waives any right to require BTMUCLF to proceed against any Person or to exhaust any Collateral or other collateral or security or to pursue any remedy in BTMUCLF’s power.

(D) Survival of Agreements. All representations and warranties of LRC herein, and all covenants and agreements herein shall survive the execution and delivery of this Agreement, the execution and delivery of any other Operative Documents and the creation of the Secured Obligations and continue until terminated or released as provided herein.

(E) Other Liable Party. Neither this Agreement nor the exercise by BTMUCLF or the failure of BTMUCLF to exercise any right, power or remedy conferred herein or by law shall be construed as relieving LRC or any Other Liable Party from liability on the Secured Obligations or any deficiency thereon. This Agreement shall continue irrespective of the fact that the liability of any Other Liable Party may have ceased or irrespective of the validity or enforceability of any other agreement evidencing or securing the Secured Obligations to which LRC or any Other Liable Party may be a party, and notwithstanding the reorganization, death, incapacity or bankruptcy of any Other Liable Party, or any other event or proceeding affecting any Other Liable Party.

(F) Termination. Following the Base Term Expiration Date, upon indefeasible satisfaction in full of all Secured Obligations (other than contingent indemnity obligations for which no Claim has been made or are not due and payable) and upon written request for the termination of this Agreement delivered by LRC to BTMUCLF, BTMUCLF will execute and deliver, at LRC’s expense, an acknowledgment that this Agreement and the pledge and security interest created hereby are terminated, whereupon all rights to any remaining Collateral that has not been applied against Secured Obligations in accordance with this Agreement shall revert to LRC.

[Signature pages to follow]

IN WITNESS WHEREOF, this Agreement is executed to be effective as of the date first written above.

BTMU CAPITAL LEASING & FINANCE, INC.,
a Delaware corporation

By:	/s/ Michael Doyle
Name:	Michael D. Doyle
Title:	President

LAM RESEARCH CORPORATION,
a Delaware Corporation

By:	/s/ Odette Go
Name:	Odette Go
Title:	Treasurer

Exhibit A

TO PLEDGE AGREEMENT

DEPOSIT AGREEMENT

(FREMONT 3)

Dated as of December 31, 2013

The Bank of Tokyo-Mitsubishi UFJ, Ltd.

Global Markets Division for the Americas

1251 Avenues of the Americas

New York, New York 10020-1104

Dear Ladies and Gentlemen:

LAM Research Corporation, a Delaware corporation (“LRC”), refers to that certain Pledge Agreement (Fremont 3), dated as of December 31, 2013 (as amended or otherwise modified from time to time, the “Pledge Agreement”), between BTMU Capital Leasing & Finance, Inc. (“BTMUCLF”) and LRC. All capitalized terms used herein and not otherwise defined herein shall have the same meanings herein as set forth in the Pledge Agreement. All terms used in this Agreement which are defined in the UCC and not otherwise defined herein shall have the same meanings herein as set forth therein, except where the context otherwise requires.

This Deposit Agreement (this “Agreement”), is among The Bank of Tokyo-Mitsubishi UFJ, Ltd. (“Deposit Taker”), LRC and BTMUCLF and shall serve as instructions regarding the following deposit account established by LRC at the Deposit Taker (the “Deposit Account”):

Account Type	Account Office	Account/IMMS/WSS Numbers

LRC has delivered to Deposit Taker for deposit initially in such Deposit Account, which may not necessarily bear any special title or which may be entitled: “LAM RESEARCH CORPORATION COLLATERAL ACCOUNT FOR THE BENEFIT OF BTMU CAPITAL LEASING & FINANCE, INC.” or such other title as may be acceptable to Deposit Taker the sum of U.S.$37,007,266.27 in immediately available funds and which may thereafter be held in (but are not necessarily limited to) the form of one or more time deposits, certificates of deposit, other deposits or instruments of any type which at all times shall be under the dominion and control of the Deposit Taker (such funds, whether now or at any time hereafter on deposit with or payable or withdrawable from the Deposit Taker (whether from the Deposit Account or any other deposit account, or any time deposit, certificate of deposit, or any other deposit or instrument of any type)), together with any amounts or accruals subsequently added to or earned, including interest, by such funds and all additional funds hereafter deposited into the Deposit Account hereunder or otherwise or given in substitution for such funds, being referred to herein as the “Deposited Funds”). Any such Deposited Funds and any funds or deposits which at any time derive from, consist of or represent Deposited Funds (including, but not limited to, time deposits, certificates of deposit, other deposits or instruments of any type), all proceeds, income and profits thereon and therefrom, and the Deposit Account and any deposit account in which any of the foregoing is deposited or held, and all of LRC’s rights and interests therein and claims against Deposit Taker with respect thereto, are collectively referred to herein as, the “Cash Collateral”. Without limiting any of Deposit Taker’s other rights or remedies Deposit Taker shall have all the rights and remedies of a secured party under the Uniform Commercial Code and all other applicable law with respect to the Cash Collateral and each such deposit account, all of which LRC acknowledges is to be deemed a “deposit account” defined by the Uniform Commercial Code. LRC understands that Deposit Taker may combine the Deposited Funds and Cash Collateral with other funds and will not be required to keep them separate and identifiable and that the Deposited Funds and Cash Collateral may be invested, reinvested, held or otherwise utilized by the Deposit Taker without any direction of the Parties. If such commingling occurs, Deposit Taker may consider the Deposited Funds to consist at any time of any and all funds in any relevant account up to the amount required to be held by Deposit Taker pursuant hereto.

1. Lien. As security for immediate payment and performance when due of all of the Secured Obligations as defined in the Pledge Agreement owing by LRC, whensoever arising, whether now existing or hereafter incurred, of every kind and character, including, without limitation, arising or otherwise existing under or with respect to the Amended and Restated Lease Agreement (Fremont 3), dated as of December 31, 2013 (as amended or otherwise modified from time to time, the “Lease Agreement”), between BTMUCLF and LRC and the Operative Documents (except with respect to the Other Lease Documents) (all such obligations, liabilities and indebtedness being referred to herein collectively as the “Secured Obligations”), LRC hereby pledges and assigns to BTMUCLF and grants to BTMUCLF a continuing first priority security interest in the following (the “Collateral”): (i) the Deposit Account, (ii) the Cash Collateral, (iii) all Deposited Funds, (iv) any and all accounts to which the Deposited Funds or the proceeds thereof are credited, (v) all amounts, money and other property standing to the credit of any such accounts, together with any and all documents evidencing or constituting such amounts, money and other property, (vi) all instruments, investment property and the like in which such property is from time to time invested or reinvested and all interest, distributions, other income and the like payable with respect thereto, and (vii) all replacements, renewals, substitutions, products, profits and proceeds of the foregoing in whatever form. The parties hereto agree that this Agreement complies with Section 9-104(a)(2) of the New York Uniform Commercial Code. So long as this Agreement remains in full force and effect, LRC shall have no right to be paid or to draw upon, transfer or otherwise dispose of any of the Cash Collateral, and Deposit Taker shall

2

have exclusive dominion and control of all Cash Collateral. Deposit Taker has and shall have “control”, as contemplated by Article 9 of the Uniform Commercial Code, including Section 9-104 thereof, of the Deposit Account, the Deposited Funds, the Cash Collateral and of any deposit account in which any Cash Collateral is deposited.

2. Duties. Deposit Taker agrees to take such action with respect to the Deposit Account as shall from time to time be specified in any writing purportedly from BTMUCLF as provided herein. LRC and BTMUCLF agree that: (a) Deposit Taker has no duty to monitor the balance of the Deposit Account; (b) BTMUCLF may at any time make withdrawals from the Deposit Account and take any and all actions with respect to the Deposit Account, and Deposit Taker is hereby authorized to honor any instructions with respect to the Deposit Account (including withdrawals therefrom) which purport to be from BTMUCLF (in each case without notifying or obtaining the consent of LRC); (c) Deposit Taker may, without further inquiry, rely on and act in accordance with any instructions it receives from (or which purport to be from) BTMUCLF, notwithstanding any conflicting or contrary instructions it may receive from LRC, and Deposit Taker shall have no liability to BTMUCLF, LRC or any other person in relying on and acting in accordance with any such instructions; (d) Deposit Taker shall have no responsibility to inquire as to the form, execution, sufficiency or validity of any notice or instructions delivered to it hereunder, nor to inquire as to the identity, authority or rights of the person or persons executing or delivering the same, and (e) Deposit Taker shall have a reasonable period of time within which to act in accordance with any notice or instructions from BTMUCLF with respect to the Deposit Account. Deposit Taker is hereby authorized immediately, and without demand upon or notice to us or other formality, to take direction from BTMUCLF acting in accordance with the terms and conditions of the Pledge Agreement to (i) withdraw and deliver any and all Cash Collateral and Deposited Funds to LRC, (ii) withdraw and apply any and all Cash Collateral and Deposited Funds to reduce or satisfy any and all Secured Obligations in any order and first toward any expenses Deposit Taker incurs in Deposit Taker’s discretion, as and when they arise or are due, without resort to us, any other collateral or any other obligor, or (iii) withdraw and return Cash Collateral and Deposited Funds to LRC.

3. Interest on the Deposit Account. Deposit Taker will have no obligation to pay any interest on the Deposit Account except as follows: on each Payment Date accrued interest on each Deposit Account maintained by Deposit taker will be paid by wire transfer to the LRC for the period (the “Interest Period”) since the preceding Payment Date (or if there was no preceding Payment Date, since the Base Term Commencement Date) equal to the product of:

•	the Deposited Funds on deposit with the Deposit Taker on the first day of such Interest Period, times

•	LIBOR Rate less 0.125% (but in no event less than zero) for such Interest Period, times

•	the number of days in such Interest Period, divided by;

•	three hundred sixty.

3

As used in this Section 3, capitalized terms defined in the Participation Agreement are intended to have the respective meanings assigned to them in the Participation Agreement.

All payments of interest by Deposit Taker hereunder to LRC hereunder shall be paid or delivered in immediately available funds by wire transfer to:

Bank Name:
Bank Address:
ABA # (Domestic):
SWIFT ID (Inn):
Account Name:
Account Number:
Bank Contact:

Reference

or at such other place and in such other manner as LRC may designate in a notice sent to the Deposit Taker. Time is of the essence as to all such payments by Deposit Taker to LRC.

4. Remedies. LRC agrees that, at any time after an Event of Default has occurred or any Secured Obligation arises or comes due, Deposit Taker may, without notice or demand (all of which LRC hereby waives), to take direction from BTMUCLF acting in its sole discretion to realize upon and apply all or any part of the Cash Collateral to the payment of all or any part of the Secured Obligations, in such order and manner as BTMUCLF may elect and Deposit Taker is authorized to take direction from BTMUCLF acting in its sole discretion to break any time deposit or certificate deposit prior to its stated maturity and for which LRC shall have responsibility for any loss of interest or early withdrawal penalties resulting therefrom. BTMUCLF shall not be required to pursue any other right or remedy against us, or any other person liable for any part of the Secured Obligations, or enforce its security interest in or liens on any other property securing the Secured Obligations, prior to enforcing Deposit Taker’s rights against the Cash Collateral. Without limiting the foregoing, Deposit Taker is hereby authorized immediately, and without demand upon or notice to us or other formality, to take direction from BTMUCLF acting in its sole discretion on and during the continuance of an Event of Default (as such term is defined in the Pledge Agreement), apply and setoff against the Cash Collateral and the Deposited Funds the aggregate amount of all principal of, interest on and other amounts payable with respect to all Secured Obligations existing or payable as of such date, whether or not then due.

5. Representations, Warranties and Covenants. LRC hereby represents, warrants and covenants to Deposit Taker and BTMUCLF that: (i) the Collateral is and will be owned by us free and clear of all claims, liens, security interests, pledges and encumbrances of any kind, except in Deposit Taker’s favor; (ii) LRC is a corporation, duly organized and validly existing in good standing under the laws of State of Delaware, and have the right and power to execute, deliver and perform this Agreement, and to pledge, assign and grant a security interest in the Collateral in accordance herewith; (iii) this Agreement has been duly authorized, executed and delivered by LRC (and those individuals who have signed on its

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behalf have the authority to do so consistent with resolutions on file in Deposit Taker’s offices) and constitutes its legal, valid, binding and enforceable obligation; (iv) Deposit Taker has and will continue at all times to have a first priority perfected and enforceable lien and security interest in the Collateral, subject to no other liens, security interests or encumbrances; (v) LRC shall not take any action or otherwise make any attempt to draw upon, transfer or otherwise dispose of the Collateral or permit the amount of Collateral to decrease at any time; and (vi) LRC shall from time to time at Deposit Taker’s request, execute, deliver, acknowledge, file and record such agreements, documents, statements and certificates (including, without limitation, Uniform Commercial Code financing statements), and do such acts and things as are necessary or appropriate to effectuate the purposes of this Agreement. LRC hereby authorizes Deposit Taker to file any Uniform Commercial Code financing statements, amendments thereto or continuations thereof, and any other appropriate security documents or instruments and to give any notices necessary or desirable to perfect any lien or security interest granted hereby, all without the signature of the LRC or to execute such items as attorney-in-fact for the LRC, as may be necessary to further the purposes described herein. Deposit Taker shall at all times have the exclusive right to hold and possess any certificates, instruments or documents included in the Collateral. Should LRC at any time receive any such certificates, instruments or documents it shall hold the same in trust for, and immediately deliver them to, Deposit Taker. Any breach of any representation, warranty, covenant or agreement made by us herein or elsewhere shall be an “Event of Default”. An “Event of Default” shall also be as defined in the Pledge Agreement.

6. Information. Deposit Taker shall provide BTMUCLF with such information with respect to the Deposit Account and all items (and proceeds thereof) deposited in the Deposit Account as BTMUCLF may from time to time reasonably request, and LRC hereby consents to such information being provided to BTMUCLF and agrees to pay all expenses in connection therewith.

7. Exculpation; Indemnity. Deposit Taker undertakes to perform only such duties as are expressly set forth herein. Notwithstanding any other provisions of this Agreement, the parties hereby agree that Deposit Taker shall not be liable for any action taken by it in accordance with this Agreement, including, without limitation, any action so taken at BTMUCLF’s request or direction, except direct damages attributable to the Deposit Taker’s gross negligence or willful misconduct. In no event shall Deposit Taker be liable for any (i) losses or delays resulting from acts of God, war, computer malfunction, interruption of communication facilities, labor difficulties or other causes beyond Deposit Taker’s reasonable control, or (ii) for indirect, special, punitive or consequential damages. LRC agrees to indemnify and hold Deposit Taker harmless from and against all costs, damages, claims, judgments, reasonable attorneys’ fees, expenses, obligations and liabilities of every kind and nature (collectively, “Losses”) which Deposit Taker may incur, sustain or be required to pay (other than those attributable to Deposit Taker’s gross negligence or willful misconduct) in connection with or arising out of this Agreement or the Deposit Account (including without limitation, the amount of any overdraft created in the Deposit Account resulting from a Chargeback, and to pay to Deposit Taker on demand the amount of all such Losses. Nothing in this Section, and no indemnification of Deposit Taker hereunder, shall affect in any way the indemnification obligations of LRC to BTMUCLF under the Pledge Agreement or other

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Operative Documents. The provisions of this Section shall survive termination of this Agreement.

8. Irrevocable Agreement. LRC acknowledges that the agreements made by it and the authorizations granted by it herein are irrevocable and that the authorizations granted in Section 2 are powers coupled with an interest.

9. Set-off. Deposit Taker waives all of its existing and future rights of set-off and banker’s liens against the Deposit Account and all items (and proceeds thereof) that come into possession of Deposit Taker in connection with the Deposit Account.

10. Miscellaneous. This Agreement is binding upon the parties hereto and their respective successors and assigns (including any trustee of LRC appointed or elected in any action under the Bankruptcy Code) and shall inure to their benefit. Neither LRC nor BTMUCLF may assign their respective rights hereunder unless the prior written consent of the Deposit Taker is obtained. Neither this Agreement nor any provision hereof may be changed, amended, modified or waived, except by an instrument in writing signed by the parties hereto. Any provision of this Agreement that may prove unenforceable under any law or regulation shall not affect the validity of any other provision hereof. This Agreement shall be governed by the laws of the State of New York, without giving effect to the conflicts of laws provisions of such State (including, without limitation, Section 5-1401 of the New York General Secured Obligations Law). LRC hereby irrevocably submits to the jurisdiction of the courts of the U.S. Federal and New York State courts sitting in the Borough of Manhattan, New York and waives any objection to or based upon personal jurisdiction, venue, inconvenient forum or service of process in connection with any action or proceeding arising out of or in connection with this Agreement. LRC hereby irrevocably consents to service of process by first class or certified mail, or recognized courier for which a receipt is available, sent to the address shown in Deposit Taker’s records. This Agreement may be executed in any number of counterparts which together shall constitute one and the same instrument. LRC HEREBY IRREVOCABLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR OTHER PROCEEDING BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE PLEDGE AGREEMENT OR ANY RELATED TRANSACTION.

11. Termination and Resignation. This Agreement may be terminated by agreement of BTMUCLF and LRC upon fifteen (15) days’ prior written notice to Deposit Taker; provided, however, that this Agreement shall terminate immediately upon notice from BTMUCLF that all of LRC’s obligations secured by the Pledge Agreement are satisfied. Deposit Taker may, at any time upon thirty (30) days’ prior written notice to BTMUCLF and LRC, terminate this Agreement and close the Deposit Account; provided, however, that a substitute deposit taker has been appointed for BTMUCLF or Participant (in its capacity as a Participant) under and as described in the Pledge Agreement. Upon termination of this Agreement any funds in the Deposit Account shall be subject to the direction of BTMUCLF, including any direction given by BTMUCLF that such funds be wired to another “Deposit Taker” designated for BTMUCLF or such Participant under and as defined in the Pledge Agreement.

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12. Notices. Unless otherwise specifically provided herein, any notice or other communication required or permitted to be given shall be in writing addressed to the respective party as set forth below and may be personally served, telecopied or sent by overnight courier service and shall be deemed to have been given: (a) if delivered in person, when delivered; (b) if delivered by telecopy, on the date of transmission if transmitted on a Business Day before 4:00 P.M. (New York time) (but only if such telecopied document is also delivered by another method permitted by this Agreement by the next banking business day), or, if not, on the next succeeding Business Day; or (c) if delivered by reputable overnight courier, the banking business day on which such delivery is made by such courier.

Notices shall be addressed as follows:

BTMUCLF:	BTMU Capital Leasing & Finance, Inc.
111 Huntington Avenue
Boston, Massachusetts 02199
Attention: Portfolio Servicing
Telecopy:

Deposit Taker:	The Bank of Tokyo-Mitsubishi UFJ, Ltd.
Global Markets Division for the Americas
1251 Avenues of the Americas
New York, New York 10020-1104
Attn: Charles Catalano, Director – Institutional Sales Department
Telecopy:
Email:

LRC:	Lam Research Corporation
4300 Cushing Parkway Fremont, California 94538
Attention: Odette Go, Treasurer
Telecopy:
Email:

or in any case, to such other address as the party addressed shall have previously designated by written notice to the serving party, given in accordance with this Section.

[signature page follows.]

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Please countersign below to indicate your acceptance of our agreement herein.

Very truly yours,

LAM RESEARCH CORPORATION, a Delaware corporation

By:

Name:

Title:

ACCEPTED AND AGREED TO as of this day of ,

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.

By:

Name:

Title:

ACKNOWLEDGED AND AGREED TO as of this day of ,

BTMU CAPITAL LEASING & FINANCE, INC.,
a Delaware corporation

By:

Name:

Title:

Exhibit B

TO PLEDGE AGREEMENT

NOTICE OF LRC’S REQUIREMENT OF

DIRECT PAYMENT TO BTMUCLF

BTMU Capital Leasing & Finance, Inc.

111 Huntington Avenue

Boston, Massachusetts 02199

Attention: Portfolio Servicing

Re:	Pledge Agreement (Fremont 3) dated as of December 31, 2013 between Lam Research Corporation and BTMU Capital Leasing & Finance, Inc.

Gentlemen:

Capitalized terms used in this letter are intended to have the meanings assigned to them in the Pledge Agreement (Fremont 3) referenced above (the “Pledge Agreement”). This letter constitutes notice to you, as secured party under the Pledge Agreement, that pursuant to subparagraph 5(B) of the Pledge Agreement, LRC requires you to withdraw from the Deposit Account and to retain, as a payment from LRC required by Articles XX, XXI or XXII of the Lease, the following amount:

                     Dollars ($        )

on the following date (which, LRC acknowledges, must be the Base Term Expiration Date):

LRC acknowledges that its right to require such withdrawal is subject to the condition that LRC must give this notice to you at least ten days prior to the date of required withdrawal and payment specified above, and also to the condition that no Event of Default (under and as defined in the Pledge Agreement or as defined in the Lease referenced therein) has occurred and is continuing.

Please remember that the express terms of the Pledge Agreement allow the Deposit Takers to require notice of withdrawal at least seven days before Cash Collateral is to be withdrawn from the Deposit Accounts. Accordingly, you must notify the Deposit Takers seven days prior to the withdrawal of Cash Collateral required by this notice.

Lam Research Corporation

By:
Name:
Title: